UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street,

Suite 3000

Austin, Texas 78701

(Address of principal executive offices)

(Zip Code)

(737) 704-2300

(Registrant’s telephone number, Including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging grown company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Offering of Senior Notes

On February 6, 2020, Parsley Energy, LLC (“Parsley LLC”), a subsidiary of Parsley Energy, Inc. (the “Company”), issued a news release announcing that, subject to market and other conditions, Parsley LLC and Parsley Finance Corp. (together with Parsley LLC, the “Issuers”) intend to commence a private offering of $400 million in aggregate principal amount of senior unsecured notes due 2028 (the “Notes Offering”). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

In connection with the Notes Offering, the Issuers provided the additional information set forth below in the disclosures provided to investors.

* * * * *

As a result of the Jagged Peak Acquisition, we now have approximately 258,000 net acres in the Permian Basin, comprised of 148,000 net acres in the Midland Basin and a highly contiguous 110,000 net acre footprint in the Delaware Basin.

* * * * *

Operational Update

As of the date of this offering circular, we have not finalized our operational results for the three months ended December 31, 2019. However, based on preliminary information, we estimate our average net oil production to be between 89.5 and 89.7 million barrels of oil per day (“MBo/d”), as compared to 77.0 MBo/d for the three months ended December 31, 2018. In addition, based on preliminary information, we estimate our capital expenditures for the three months ended December 31, 2019 to be between $275 and $285 million, as compared to $416 million for the three months ended December 31, 2018.

For the three months ending March 31, 2020, which includes production associated with the assets acquired as a result of the Jagged Peak Acquisition beginning on January 10, 2020, the closing date of the Jagged Peak Acquisition, we anticipate that our average net oil production will be between 123.0 and 129.0 MBo/d. On a pro forma basis, with a full quarter of contribution from Jagged Peak, we anticipate that our average net oil production for the three months ending March 31, 2020 would be between 126.0 and 132.0 MBo/d.

The preliminary historical estimates provided above for the three months ended December 31, 2019 are derived from our internal records and are based on the most current information available to management. Our normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed and, during the course of our review process on these preliminary estimates, we could identify items that would require us to make adjustments that could affect our final results for the three months ended December 31, 2019. Any such adjustments could be material. In addition, the forward-looking guidance presented above for the three months ending March 31, 2020 represents our management’s estimates as of the date of this offering circular and is based upon our current planned capital expenditures and drilling activity, as well as anticipated well results. Achieving these production estimates and maintaining the required drilling activity to achieve these estimates will depend on commodity prices, drilling and completion costs, actual drilling results, our integration of the assets acquired as a result of the Jagged Peak Acquisition and other factors. These estimates are also subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this offering circular, in the Annual Report and the Quarterly Reports, which are incorporated herein by reference. To the extent any of these factors changes adversely, we may not be able to achieve these production results.

In addition, the following table presents estimated net proved oil, natural gas and NGLs reserves for each of Parsley Inc. and Jagged Peak as of December 31, 2019. The reserve estimates presented in the table below are based, with respect to Parsley Inc., on internal estimates audited by Netherland, Sewell & Associates, Inc. (“NSAI”) and, with respect to the Jagged Peak estimates, on a report prepared by Ryder Scott Company, L.P. (“Ryder Scott”), each of which was prepared in accordance with current SEC rules and regulations regarding reserve reporting.

	As of December 31, 2019
	Parsley Inc.(1)	Jagged Peak(2)(3)
Proved developed reserves:
Oil (MBbls)	206,849	63,301
Natural gas (MMcf)	472,160	58,497
Natural gas liquids (MBbls)	96,202	11,930
Combined (MBoe)	381,744	84,981
Proved undeveloped reserves:
Oil (MBbls)	119,614	39,368
Natural gas (MMcf)	237,082	35,711
Natural gas liquids (MBbls)	51,462	7,300
Combined (MBoe)	210,590	52,620
Proved reserves:
Oil (MBbls)	326,463	102,669
Natural gas (MMcf)	709,242	94,208
Natural gas liquids (MBbls)	147,664	19,230
Combined (MBoe)	592,334	137,600

(1)	Parsley Inc.’s estimated proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For oil and NGL volumes, the average U.S. EIA WTI spot price of $55.85 per barrel is adjusted for quality, transportation fees, and market differentials. For gas volumes, the average Waha spot price of $0.81 per MMBtu is adjusted for energy content, transportation fees, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $53.97 per barrel of oil, $15.46 per barrel of NGL and $0.71 per Mcf of gas.
(2)	Jagged Peak’s estimated proved reserves were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For oil and NGL volumes, the average WTI Cushing spot price of $55.69 per barrel is adjusted for gravity, quality, local conditions, gathering and transportation fees, processing, and market differentials. For gas volumes, the average Henry Hub spot price of $2.58 per MMBtu is adjusted for gravity, quality, local conditions, gathering and transportation fees, processing, and market differentials. All prices are held constant throughout the lives of the properties. The average adjusted product prices weighted by production over the remaining lives of the properties are $52.41 per barrel of oil, $10.32 per barrel of NGLs and $0.28 per Mcf of gas.
(3)	The proved undeveloped reserves of Jagged Peak are based on Jagged Peak’s development plans and Ryder Scott’s reserve estimation methodologies. Because Parsley Inc. will develop such proved undeveloped reserves in accordance with its own development plan and, in the future, will estimate proved undeveloped reserves in accordance with its own methodologies, the estimates presented herein for Jagged Peak may not be representative of Parsley Inc.’s future reserve estimates with respect to these properties or the reserve estimates Parsley Inc. would have reported if it had owned such properties as of December 31, 2019.

* * * * *

Our actual operating results could differ materially from the preliminary estimates for the three months ended December 31, 2019 and the production guidance for the three months ending March 31, 2020 included in this offering circular.

We have included in this offering circular certain preliminary estimates for the three months ended December 31, 2019. These preliminary historical estimates are derived from our internal records and are based on the most current information available to management. Our normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed and, during the course of our review process on these preliminary estimates, we could identify items that would require us to make adjustments that could affect our final results for the three months ended December 31, 2019. Any such adjustments could be material.

In addition, we have included in this offering circular certain production guidance for the three months ending March 31, 2020. This forward-looking guidance represents our management’s estimates as of the date of this offering circular and is based upon our current planned capital expenditures and drilling activity, as well as anticipated well results. Achieving these production estimates and maintaining the required drilling activity to achieve these estimates will depend on commodity prices, drilling and completion costs, actual drilling results, our integration of the assets acquired as a result of the Jagged Peak Acquisition and other factors. These estimates are also subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this offering circular, in the Annual Report and the Quarterly Reports, which are incorporated herein by reference. To the extent any of these factors changes adversely, we may not be able to achieve these production results. To the extent any of these factors changes adversely, we may not be able to achieve these results. Many of these risks and uncertainties are beyond our control, such as declines in commodity prices and the speculative nature of estimating natural gas, NGLs and oil reserves and in projecting future rates of production. If any of these risks and uncertainties actually occur or the assumptions underlying our guidance are incorrect, our actual operating results may be materially and adversely different from our guidance. In addition, investors should also recognize that the reliability of any guidance diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to put our guidance in context and not to place undue reliance upon it.

* * * * *

We intend to exercise, in connection with this offering, our right to optionally redeem all of our existing 6.250% senior unsecured notes due 2024 at a redemption price of 104.688%, plus accrued and unpaid interest to the redemption date, pursuant to the terms of the indenture relating to the 2024 Notes. As of December 31, 2019, there was $400.0 million aggregate principal amount of the 2024 Notes outstanding. We expect that the redemption, which will be conditioned upon the completion of this offering, will be completed on or about                , 2020.

* * * * *

As of February 4, 2020, we had approximately $67.6 million in cash and cash equivalents.

* * * * *

As of February 4, 2020, we had $400.0 million borrowings outstanding and $6.8 million of letters of credit outstanding, resulting in availability of $593.2 million.

* * * * *

	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS

CUSHING
Swaps – Cushing (MBbls/d)(1)	11.0	11.0	11.0	11.0
Swap Price ($/Bbl)	57.87	57.87	57.87	57.87

MIDLAND

Three Way Collars - Midland (MBbls/d) (2)	32.4	32.4	22.3	22.3
Short Call Price ($/Bbl)	$68.01	$68.01	$65.67	$65.67
Long Put Price ($/Bbl)	$56.51	$56.51	$55.27	$55.27
Short Put Price ($/Bbl)	$46.51	$46.51	$45.27	$45.27

Swaps – Midland (MBbls/d) (1)	3.3	3.3
Swap Price ($/Bbl)	$55.20	$55.20

MAGELLAN EAST HOUSTON (“MEH”)

Three Way Collars - MEH (MBbls/d) (2)	52.2	52.2	46.8	46.8
Short Call Price ($/Bbl)	$73.80	$73.80	$71.16	$71.16
Long Put Price ($/Bbl)	$58.93	$58.93	$58.00	$58.00
Short Put Price ($/Bbl)	$48.93	$48.93	$48.00	$48.00

Swaps – MEH (MBbls/d) (1)			4.2	4.2
Swap Price ($/Bbl)			$56.30	$56.30

BRENT

Three Way Collars - Brent (MBbls/d) (2)		11.5	13.0	13.0
Short Call Price ($/Bbl)		$74.29	$73.13	$73.13
Long Put Price ($/Bbl)		$62.29	$62.25	$62.25
Short Put Price ($/Bbl)		$52.29	$52.25	$52.25

Total Option Contracts (MBbls/d)	98.9	110.4	97.4	97.4

Premium Realization ($MM) (3)	($18.2)	($19.9)	($17.6)	($17.6)

BASIS SWAPS

Midland-Cushing Basis Swaps (MBbls/d) (4)	18.0	18.9	14.0	14.0
Basis Differential ($/Bbl)	($1.00)	($1.00)	($1.44)	($1.44)

	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS

WAHA

Swaps - Waha (MMBtu/d) (1)	48,242	48,242	48,152	48,152
Swap Price ($/MMBtu)	$1.08	$0.70	$0.90	$0.86

Total Option Contracts (MMBtu/d)	48,242	48,242	48,152	48,152

Hedge positions as of 2/4/2020. Prices represent the weighted average price of contracts scheduled for settlement during the period; (1) Parsley receives the swap price; (2) When the reference price (Midland, MEH, or Brent) is at or above the call price, Parsley receives the call price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price; (3) Premium realizations represent net premiums paid (including deferred premiums), which are recognized as a loss in the period of settlement; (4) Swaps that fix the basis differentials representing the index prices at which Parsley sells its oil and gas produced in the Permian Basin less the WTI Cushing price.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

23.1	Consent of Netherland, Sewell & Associates, Inc.

23.2	Consent of Ryder Scott Company, LP.

99.1	News Release, dated February 6, 2020, titled “Parsley Energy, LLC Announces $400 Million Private Offering of Senior Unsecured Notes due 2028 to Refinance Outstanding Indebtedness.”

99.2	Netherland, Sewell & Associates, Inc. Audit Letter.

99.3	Ryder Scott Company, LP, Summary of Reserves.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel